DATE:	DOCUMENT ID	DESCRIPTION	FILING	EXPED	PENALTY	CERT	COPY
02/12/2013	201304201845	DOMESTIC FOR PROFIT LLC - ARTICLES OF ORG (LCP)	125.00	.00		.00	.00

Receipt

This is not a bill. Please do not remit payment.

BRIAN NATHANIEL JACKSON
3713 CHARLOE CT.
CINCINNATI, OH 45227

STATE OF OHIO
CERTIFICATE
Ohio Secretary of State, Jon Husted

2172980

It is hereby certified that the Secretary of State of Ohio has custody of the business records for

ESOTERIC BREWING COMPANY, LLC

and, that said business records show the filing and recording of:

Document(s)	Document No(s):
DOMESTIC FOR PROFIT LLC - ARTICLES OF ORG	**201304201845**

Witness my hand and the seal of the Secretary of State at Columbus, Ohio this 11th day of February, A.D. 2013.

Jon Husted

Ohio Secretary of State

United States of America
State of Ohio
Office of the Secretary of State

Form 533A Prescribed by:
Ohio Secretary of State
JON HUSTED
Ohio Secretary of State

Central Ohio: (614) 466-3910
Toll Free: (877) SOS-FILE (767-3453)
www.OhioSecretaryofState.gov
Busserv@OhioSecretaryofState.gov

Mail this form to one of the following:

Regular Filing (non expedite)
P.O. Box 670
Columbus, OH 43216

Expedite Filing **(Two-business day processing time requires an additional $100.00).**
P.O. Box 1390
Columbus, OH 43216

Articles of Organization for a Domestic Limited Liability Company

Filing Fee: $125

CHECK ONLY ONE (1) BOX

(1) ☒ Articles of Organization for Domestic For-Profit Limited Liability Company (115-LCA)

(2) ☐ Articles of Organization for Domestic Nonprofit Limited Liability Company (115-LCA)

Name of Limited Liability Company: Esoteric Brewing Company, LLC

Name must include one of the following words or abbreviations: "limited liability company," "limited," "LLC," "L.L.C.," "ltd.," or "ltd"

2013 FEB 11 AM 10: 17

Effective Date **(Optional)** ________ mm/dd/yyyy (The legal existence of the limited liability company begins upon the filing of the articles or on a later date specified that is not more than ninety days after filing)

This limited liability company shall exist for **(Optional)** ________ Period of Existence

Purpose **(Optional)**

****Note for Nonprofit LLCs**
The Secretary of State does not grant tax exempt status. Filing with our office is not sufficient to obtain state or federal tax exemptions. Contact the Ohio Department of Taxation and the Internal Revenue Service to ensure that the nonprofit limited liability company secures the proper state and federal tax exemptions. These agencies may require that a purpose clause be provided.

ORIGINAL APPOINTMENT OF AGENT

The undersigned authorized member(s), manager(s) or representative(s) of

Esoteric Brewing Company, LLC

Name of Limited Liability Company

hereby appoint the following to be Statutory Agent upon whom any process, notice or demand required or permitted by statute to be served upon the limited liability company may be served. The name and address of the agent is

Brian Nathaniel Jackson

Name of Agent

3713 Charloe Ct.

Mailing Address

City	State	ZIP Code
Cincinnati	Ohio	45227

ACCEPTANCE OF APPOINTMENT

The undersigned, named herein as the statutory agent for

Esoteric Brewing Company, LLC

Name of Limited Liability Company

hereby acknowledges and accepts the appointment of agent for said limited liability company

Individual Agent's Signature / Signature on Behalf of Corporate Agent

☐ **If the agent is an individual and using a P.O. Box, check this box to confirm that the agent is an Ohio resident.**

By signing and submitting this form to the Ohio Secretary of State, the undersigned hereby certifies that he or she has the requisite authority to execute this document.

Required
Articles and original appointment of agent must be signed by a member, manager or other representative.

If authorized representative is an individual, then they must sign in the "signature" box and print their name in the "Print Name" box.

If authorized representative is a business entity, not an individual, then please print the business name in the "signature" box, an authorized representative of the business entity must sign in the "By" box and print their name in the "Print Name" box.

[signature]
Signature

By (if applicable)

Brian Nathaniel Jackson
Print Name

Signature

By (if applicable)

Print Name

Signature

By (if applicable)

Print Name